TO BE EFFECTIVE JULY 24, 2000

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                          STRONG MUNICIPAL FUNDS, INC.

          The undersigned Vice President of Strong Municipal Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Strong Municipal Advantage Fund Common Stock as the Investor series of the Strong Municipal Advantage Fund, as indicated below, and to create the Institutional series of the Strong Municipal Advantage Fund.

          "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     'A.     The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                              SERIES          AUTHORIZED NUMBER OF SHARES

Strong Municipal Money Market Fund                         Indefinite
Strong Municipal Advantage Fund          Investor          Indefinite
                                         Institutional     Indefinite
Strong Short-Term High Yield
     Municipal Fund                      Investor          Indefinite
                                         Advisor          Indefinite'''

          This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on May 5, 2000 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Institutional series of the Strong Municipal Advantage Fund have been issued.

          Executed in duplicate this 20th day of July, 2000.

                                   STRONG MUNICIPAL FUNDS, INC.

                                   By:  /S/Cathleen A. Ebacher
                                          Cathleen A. Ebacher, Vice President

This instrument was drafted by:

Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

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